EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cape Fear Bank Corporation

We consent to the incorporation by reference in the registration statement No. 333-133533 on Form S-8 of Cape Fear Bank Corporation of our reports dated March 31, 2008, with respect to the consolidated financial statements of Cape Fear Bank Corporation for each of the years in the three year period ended December 31, 2007, which appears in the December 31, 2007 annual report on Form 10-K of Cape Fear Bank Corporation.

Greenville, North Carolina
March 31, 2008